Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel: 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR FIRST QUARTER 2017
OF $169.7 MILLION AND DILUTED EARNINGS PER SHARE OF $1.16,
BOTH UP 53% FROM THE PRIOR QUARTER

Pasadena, California - April 19, 2017 - East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the first quarter of 2017. For the first quarter of 2017, net income was $169.7 million or $1.16 per diluted share. First quarter 2017 return on average assets was 1.97%, return on average equity was 19.7% and return on average tangible1 equity was 23.2%.

“East West had a strong start to the year. In the first quarter of 2017, total loans grew $1.0 billion or 15% annualized to a record $26.5 billion from $25.5 billion as of December 31, 2016. Total deposits grew $652 million or 9% annualized to a record $30.5 billion as of March 31, 2017 from $29.9 billion at the end of 2016,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “Noninterest-bearing demand deposits grew to a record $10.7 billion, comprising 35% of East West’s deposit mix.”

“Our strong financial results for the first quarter of 2017 were driven by solid balance sheet expansion. Strong loan and deposit growth drove adjusted2 net interest income growth of 12% linked quarter annualized, to $269 million. Recent rising interest rates supported adjusted2 net interest margin expansion of 12 basis points to 3.29%. Disciplined oversight of our operating expenses delivered an industry-leading adjusted3 efficiency ratio of 43.3%. Finally, along with our strong operating performance, credit quality continues to be stable with an annualized net charge-off ratio of eight basis points this quarter,” continued Ng.

“In summary, East West delivered strong financial performance in the first quarter. Quarter after quarter, year after year, our results illustrate the key strengths of our bank. These key strengths are: consistent organic loan and deposit growth, favorable asset sensitivity, and prudent expense management,” concluded Ng.

(1)	See reconciliation of GAAP to non-GAAP financial measures in Table 12.
(2)	See reconciliation of GAAP to non-GAAP financial measures in Table 11.
(3)	See reconciliation of GAAP to non-GAAP financial measures in Table 10.

HIGHLIGHTS OF RESULTS

•
Solid Earnings - Net income of $169.7 million for the first quarter of 2017 increased by 53% compared to $110.7 million for the fourth quarter of 2016; diluted earnings per share (“EPS”) of $1.16 also increased by 53% linked quarter from $0.76. Excluding the net gain on sale of a commercial property during the first quarter of 2017, as noted below, adjusted[4] net income of $128.2 million and adjusted[4] diluted EPS of $0.88 both increased by 16% from the fourth quarter of 2016.

•
Sale of Property - In the first quarter of 2017 East West Bank completed the sale and leaseback of a commercial property in San Francisco, California for a sale price of $120.6 million and entered into a lease agreement for part of the property, including a retail branch and office facilities. The total pre-tax profit from the sale was $85.4 million with $71.7 million recognized in the first quarter and $13.7 million to be deferred over the term of the lease agreement. The first quarter 2017 diluted EPS impact from the sale of the commercial property was $0.28, net of tax.

•
Solid Profitability - Excluding the impact of the commercial property sale, first quarter 2017 adjusted[4] return on average assets was 1.49%, up by 22 basis points linked quarter; adjusted[4] return on average equity was 14.9%, up by 201 basis points linked quarter, and adjusted[5] return on average tangible equity was 17.6%, up by 231 basis points linked quarter.

•
Net Interest Income Growth and Net Interest Margin Expansion - Net interest income totaled $272.1 million for the first quarter of 2017. Accounting Standard Codification (“ASC”) 310-30 discount accretion declined by $8.4 million linked quarter, as anticipated, and adjusted[6] net interest income of $268.9 million increased by $7.8 million sequentially, or 12% annualized, due to growth in the loan portfolio and the positive impact of recent interest rate increases. First quarter 2017 net interest margin (“NIM”) of 3.33% expanded by two basis points linked quarter; the adjusted[6] NIM of 3.29% expanded by 12 basis points linked quarter.

•
Record Loans - Total gross loans of $26.5 billion as of March 31, 2017 were up $1.0 billion or 15% annualized from $25.5 billion as of December 31, 2016. The quarter-to-date loan growth was broad based and driven by strong increases across all of our commercial and retail lines of business. Total gross loans grew by 11% year-over-year.

•
Record Deposits - Total deposits of $30.5 billion as of March 31, 2017 were up $652 million or 9% annualized from $29.9 billion as of December 31, 2016. The growth in deposits was primarily due to increases in noninterest-bearing demand deposits, time deposits and interest-bearing checking accounts, partially offset by a decline in money market deposits. Noninterest-bearing demand deposits increased by $475 million to $10.7 billion as of March 31, 2017, comprising 35% of total deposits, up from 34% at the end of 2016. Total deposits grew by 7% year-over-year.

•
Asset Quality - The allowance for loan losses increased to $263.1 million, or 0.99% of loans held-for-investment (“HFI”) as of March 31, 2017, compared to $260.5 million, or 1.02% as of December 31, 2016. The annualized net charge-offs ratio declined to 0.08% of average loans HFI in the current quarter, compared to 0.13% of average loans HFI in the previous quarter.

Nonperforming assets increased to $144.8 million or 0.41% of total assets as of March 31, 2017, compared to $129.6 million or 0.37% of total assets as of December 31, 2016.

•
Capital Ratios - Capital levels for East West continue to be solid. Tangible equity per common share as of March 31, 2017 was $21.20, growth of 5% linked quarter and 13% year-over-year. As of March 31, 2017, the tangible equity to tangible assets ratio was 8.79%, the Common Equity Tier 1 (“CET1”) capital ratio was 11.1%, and the total risk-based capital ratio was 12.6%.

(4)	See reconciliation of GAAP to non-GAAP financial measures in Table 9.
(5)	See reconciliation of GAAP to non-GAAP financial measures in Table 12.
(6)	See reconciliation of GAAP to non-GAAP financial measures in Table 11.

QUARTERLY RESULTS SUMMARY

	Quarter Ended
($ in millions, except per share data)	March 31, 2017	December 31, 2016	March 31, 2016

Net income	$169.74	$110.73	$107.52
Earnings per share (diluted)	$1.16	$0.76	$0.74
Adjusted earnings per share (diluted) (1)	$0.88	$0.76	$0.74
Tangible equity (1) per common share	$21.20	$20.27	$18.79
Tangible equity (1) to tangible assets	8.79%	8.52%	8.31%
Return on average assets (2)	1.97%	1.27%	1.33%
Return on average equity (2)	19.71%	12.87%	13.59%
Return on average tangible equity (1)(2)	23.21%	15.26%	16.49%
Adjusted return on average assets (1)(2)	1.49%	1.27%	1.33%
Adjusted return on average equity (1)(2)	14.88%	12.87%	13.59%
Adjusted return on average tangible equity (1)(2)	17.57%	15.26%	16.49%
Adjusted pre-tax, pre-provision profitability ratio (1)(2)	2.09%	2.10%	2.01%
Net interest income	$272.12	$272.70	$252.20
Adjusted net interest income (1)	$268.89	$261.10	$238.86
Net interest margin (2)	3.33%	3.31%	3.32%
Adjusted net interest margin (1)(2)	3.29%	3.17%	3.13%
Cost of deposits (2)	0.32%	0.31%	0.28%
Adjusted efficiency ratio (1)	43.25%	43.16%	44.53%

(1)	See reconciliation of the GAAP to non-GAAP financial measures in Table 9, 10, 11 and 12.

(2)	Annualized.

MANAGEMENT OUTLOOK FOR 2017

Our current outlook for the expected full year 2017 results, compared to our full year 2016 results, is as follows:

•	End of Period Loans: increase at a percentage rate in the low double digits. This is an increase from our previous outlook for full year 2017 loan growth in the high single digits.

•
Net Interest Margin (excluding the impact of ASC 310-30 discount accretion): between 3.35% and 3.45%. This is an increase from our previous outlook for full year 2017 NIM in the range of 3.20% to 3.40%.

•	Noninterest Expense (excluding tax credit amortization & core deposit intangible amortization): increase at a percentage rate in the low single digits. This is unchanged from our previous outlook.

•	Provision for Credit Losses: in the range of $40 million to $50 million. This is unchanged from our previous outlook.

•
Tax Items: projecting investment in renewable energy and historical tax credits of $95 million, and associated tax credit amortization of $75 million, resulting in a full year 2017 effective tax rate ranging from 26% to 29%. This compares to our previous outlook of $90 million of tax credit investments and $80 million of associated tax credit amortization.

•
Interest Rates: our outlook incorporates the current forward rate curve; as such, it assumes two additional Fed Funds rate increases in 2017 in June and November. Our previous outlook incorporated Fed Funds rate increases in June, September, and December.

OPERATING RESULTS SUMMARY

First Quarter 2017 Compared to Fourth Quarter 2016

Net Interest Income
Net interest income totaled $272.1 million, a slight decrease of $0.6 million from $272.7 million.

•	Adjusted[7] net interest income, excluding ASC 310-30 discount accretion, increased by $7.8 million or 12% annualized to $268.9 million; ASC 310-30 discount accretion decreased by $8.4 million.

•	Strong average loan growth of $1.1 billion or 17% annualized, to $26.1 billion, up from $25.0 billion.

•	Modest average deposit decline of $118 million or 2% annualized, to $29.7 billion, down from $29.8 billion.

•	Average noninterest-bearing demand deposits comprised 34.0% of total deposits compared to 34.1% last quarter.

Net Interest Margin
Net interest margin expanded by two basis points to 3.33% from 3.31%.

•	Excluding the impact of ASC 310-30 discount accretion, adjusted NIM[7] expanded by 12 basis points to 3.29% from 3.17%.

•	The cost of deposits increased by only one basis point to 0.32% from 0.31%.

•	The sequential quarter NIM expansion reflects loan growth and the positive impact of rising interest rates, which more than offset an anticipated decrease in accretion income.

Noninterest Income
Total noninterest income of $116.0 million includes the $71.7 million gain on sale of the commercial property discussed earlier. Excluding this gain, as well as net gains on sales of loans and securities, total fees and operating income of $38.8 million decreased by $8.7 million or 18% from $47.5 million in the fourth quarter of 2016.

•	Letters of credit fees increased by $0.7 million linked quarter to $8.4 million in the first quarter of 2017.

•
Customer-related foreign exchange (“FX”) income increased in the first quarter of 2017 compared to the prior quarter; however, total FX income declined over the same period largely due to valuation changes associated with currency hedges.

•
Fees from assisting customers to hedge interest rates increased by $1.4 million linked quarter to $3.6 million in the first quarter of 2017. Overall, derivative fees and other income of $2.5 million declined by $4.5 million linked quarter primarily due to mark-to-market valuation adjustments related to changes in interest rates.

The following table presents fees and other operating income for the quarters ended March 31, 2017, December 31, 2016 and March 31, 2016.

($ in thousands)	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Branch fees	$10,296	$10,195	$10,222
Letters of credit fees and foreign exchange income	11,069	14,356	9,553
Ancillary loan fees	4,982	5,355	3,577
Wealth management fees	4,530	3,378	3,051
Derivative fees and other income	2,506	7,003	2,543
Other fees and operating income	5,405	7,237	5,609
Total fees and operating income	$38,788	$47,524	$34,555

(7)	See reconciliation of GAAP to non-GAAP financial measures in Table 11.

Noninterest Expense & Effective Tax Rate
Noninterest expense totaled $153.1 million, comprised of $136.9 million of adjusted noninterest expense, $14.4 million of tax credit amortization and $1.8 million of core deposit intangible amortization.

•
Adjusted noninterest expense of $136.9 million decreased by $1.8 million or 1% linked quarter. The adjusted efficiency ratio of 43.3% was essentially steady, increasing by only 9 basis points from 43.2%.

•	Litigation related expense of $3.1 million increased from $(9.9) million in the prior quarter. Fourth quarter 2016 litigation expense included a legal accrual reversal of $13.4 million.

•
The Company’s effective tax rate was 25.6%, compared to an effective tax rate of 31.3% in the prior quarter. The lower tax rate was primarily due to a change in the accounting for stock-based compensation in accordance with Accounting Standards Update 2016-09, which was effective January 1, 2017, lowering the Company’s tax expense in the first quarter by approximately $4.4 million or $0.03 per share

CREDIT QUALITY

The allowance for loan losses totaled $263.1 million as of March 31, 2017, or 0.99% of loans HFI, compared to $260.5 million or 1.02% of loans HFI, and $260.2 million or 1.10% of loans HFI as of December 31, 2016 and March 31, 2016, respectively.

•	The Company recorded a provision for credit losses of $7.1 million in the current quarter, compared to $10.5 million in the fourth quarter of 2016, and $1.4 million in the first quarter of 2016.

•
In the first quarter of 2017, net charge-offs were $5.4 million or 0.08% of average loans HFI, annualized, declining from prior quarter net charge-offs of $8.0 million or 0.13% of average loans HFI, annualized, and compared to prior year quarter net charge-offs of $5.1 million or 0.09% of average loans HFI, annualized.

•
Nonperforming assets increased by $15.2 million or 12% linked quarter to $144.8 million or 0.41% of total assets as of March 31, 2017, compared to 0.37% as of December 31, 2016 and 0.51% as of March 31, 2016. The increase in nonperforming assets was due to two unrelated loans, a commercial real estate loan and a commercial loan, both of which were fully collateralized as of March 31, 2017.

CAPITAL STRENGTH

Capital levels for East West continue to be solid. Tangible equity per common share as of March 31, 2017 was $21.20, an increase of 5% linked quarter and 13% year-over-year. The following table presents the regulatory capital ratios for the quarters ended March 31, 2017, December 31, 2016 and March 31, 2016.

Regulatory Capital Metrics	Basel III
($ in millions)	March 31, 2017 (a)	December 31, 2016	March 31, 2016	Minimum Regulatory Requirements	Well Capitalized Regulatory Requirements	Fully Phased- in Minimum Regulatory Requirements

CET1 capital ratio	11.1%	10.9%	10.7%	4.5%	6.5%	7.0%
Tier 1 risk-based capital ratio	11.1%	10.9%	10.7%	6.0%	8.0%	8.5%
Total risk-based capital ratio	12.6%	12.4%	12.4%	8.0%	10.0%	10.5%
Tier 1 leverage capital ratio	9.0%	8.7%	8.5%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (b)	$28,048	$27,358	$25,541	N/A	N/A	N/A

N/A Not applicable.

(a)	The Company’s March 31, 2017 regulatory capital ratios and RWA are preliminary.

(b)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared second quarter 2017 dividends for the Company’s common stock. The common stock cash dividend of $0.20 per share is payable on May 15, 2017 to shareholders of record on May 1, 2017.

Conference Call
East West will host a conference call to discuss first quarter 2017 earnings with the public on Thursday, April 20, 2017 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses first quarter 2017 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada - (855) 669-9657; international calls - (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on April 20, 2017 at 11:30 a.m. Pacific Time through May 20, 2017. The replay numbers are: within the U.S. - (877) 344-7529; within Canada - (855) 669-9658; International calls - (412) 317-0088; and the replay access code is: 10103877.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $35.3 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, Taipei and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight - Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with retail customers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of potential federal tax increases and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; the effect of the current low interest rate environment or changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/ or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				March 31, 2017 % Change
	March 31, 2017	December 31, 2016	March 31, 2016	Qtr-o-Qtr	Yr-o-Yr
Assets
Cash and due from banks	$346,005	$460,559	$319,892	(24.9)%	8.2%
Interest-bearing cash with banks	2,088,638	1,417,944	1,945,405	47.3	7.4
Cash and cash equivalents	2,434,643	1,878,503	2,265,297	29.6	7.5
Interest-bearing deposits with banks	249,849	323,148	305,548	(22.7)	(18.2)
Securities purchased under resale agreements (“resale agreements”) (1)	1,650,000	2,000,000	1,800,000	(17.5)	(8.3)
Investment securities	3,094,531	3,479,766	3,365,373	(11.1)	(8.0)
Loans held-for-sale	28,931	23,076	28,795	25.4	0.5
Loans held-for-investment (net of allowance for loan losses of $263,094, $260,520 and $260,238)	26,198,198	25,242,619	23,494,126	3.8	11.5
Investments in qualified affordable housing partnerships, net	176,965	183,917	186,999	(3.8)	(5.4)
Investments in tax credit and other investments, net	177,023	173,280	170,665	2.2	3.7
Goodwill	469,433	469,433	469,433	—	—
Other assets	862,553	1,015,098	1,022,933	(15.0)	(15.7)
Total assets	$35,342,126	$34,788,840	$33,109,169	1.6%	6.7%

Liabilities and Stockholders’ Equity
Customer deposits	$30,542,975	$29,890,983	$28,596,247	2.2%	6.8%
Short-term borrowings	42,023	60,050	10,093	(30.0)	316.4
Federal Home Loan Bank (“FHLB”) advances	322,196	321,643	319,973	0.2	0.7
Securities sold under repurchase agreements (“repurchase agreements”) (1)	200,000	350,000	200,000	(42.9)	—
Long-term debt	181,388	186,327	201,102	(2.7)	(9.8)
Accrued expenses and other liabilities	487,590	552,096	564,973	(11.7)	(13.7)
Total liabilities	31,776,172	31,361,099	29,892,388	1.3	6.3
Stockholders’ equity	3,565,954	3,427,741	3,216,781	4.0	10.9
Total liabilities and stockholders’ equity	$35,342,126	$34,788,840	$33,109,169	1.6%	6.7%

Book value per common share	$24.68	$23.78	$22.33	3.8%	10.5%
Tangible equity (2) per common share	$21.20	$20.27	$18.79	4.6	12.8
Tangible equity to tangible assets ratio (2)	8.79%	8.52%	8.31%	3.2	5.8
Number of common shares at period-end	144,462	144,167	144,064	0.2	0.3

(1)
Resale and repurchase agreements are reported net pursuant to Accounting Standards Codification (“ASC”) 210-20-45, Balance Sheet Offsetting. As of March 31, 2017, December 31, 2016, and March 31, 2016, $250.0 million, $100.0 million and $250.0 million out of $450.0 million of gross repurchase agreements were eligible for netting against resale agreements, respectively.

(2)	See reconciliation of the GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC.
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				March 31, 2017 % Change
	March 31, 2017	December 31, 2016	March 31, 2016	Qtr-o-Qtr	Yr-o-Yr
Loans:
Real estate - commercial	$8,302,098	$8,016,109	$7,809,925	3.6%	6.3%
Real estate - land and construction	684,792	674,754	630,813	1.5	8.6
Commercial	9,918,072	9,640,563	8,805,323	2.9	12.6
Real estate - single-family	3,700,072	3,509,779	3,110,787	5.4	18.9
Real estate - multifamily	1,732,695	1,585,939	1,349,511	9.3	28.4
Consumer	2,123,563	2,075,995	2,048,005	2.3	3.7
Total loans held-for-investment (1)(2)	26,461,292	25,503,139	23,754,364	3.8	11.4
Loans held-for-sale	28,931	23,076	28,795	25.4	0.5
Total loans (1)(2), including loans held-for-sale	26,490,223	25,526,215	23,783,159	3.8	11.4
Allowance for loan losses	(263,094)	(260,520)	(260,238)	1.0	1.1
Net loans (1)(2)	$26,227,129	$25,265,695	$23,522,921	3.8%	11.5%

Customer deposits:
Noninterest-bearing demand	$10,658,946	$10,183,946	$9,461,568	4.7%	12.7%
Interest-bearing checking	3,803,710	3,674,417	3,434,154	3.5	10.8
Money market	7,990,253	8,174,854	7,638,444	(2.3)	4.6
Savings	2,247,902	2,242,497	1,997,365	0.2	12.5
Total core deposits	24,700,811	24,275,714	22,531,531	1.8	9.6
Time deposits	5,842,164	5,615,269	6,064,716	4.0	(3.7)
Total deposits	$30,542,975	$29,890,983	$28,596,247	2.2%	6.8%

(1)
Includes $(4.7) million, $1.2 million and $(13.5) million as of March 31, 2017, December 31, 2016 and March 31, 2016, respectively, of net deferred loan fees, unamortized premiums and unaccreted discounts.

(2)	Includes ASC 310-30 discount of $46.7 million, $49.4 million and $68.7 million as of March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Quarter Ended			March 31, 2017 % Change
	March 31, 2017	December 31, 2016	March 31, 2016	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$302,669	$302,127	$276,172	0.2%	9.6%
Interest expense	30,547	29,425	23,968	3.8	27.4
Net interest income before provision for credit losses	272,122	272,702	252,204	(0.2)	7.9
Provision for credit losses	7,068	10,461	1,440	(32.4)	390.8
Net interest income after provision for credit losses	265,054	262,241	250,764	1.1	5.7
Noninterest income	116,023	48,800	40,513	137.8	186.4
Noninterest expense	153,073	149,904	146,606	2.1	4.4
Income before income taxes	228,004	161,137	144,671	41.5	57.6
Income tax expense	58,268	50,403	37,155	15.6	56.8
Net income	$169,736	$110,734	$107,516	53.3%	57.9%
Earnings per share (“EPS”)
- Basic	$1.18	$0.77	$0.75	53.2%	57.3%
- Diluted	$1.16	$0.76	$0.74	52.6	56.8
Weighted average number of shares outstanding
- Basic	144,249	144,166	143,958	0.1%	0.2%
- Diluted	145,732	145,428	144,803	0.2	0.6

	Quarter Ended			March 31, 2017 % Change
	March 31, 2017	December 31, 2016	March 31, 2016	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Branch fees	$10,296	$10,195	$10,222	1.0%	0.7%
Letters of credit fees and foreign exchange income	11,069	14,356	9,553	(22.9)	15.9
Ancillary loan fees	4,982	5,355	3,577	(7.0)	39.3
Wealth management fees	4,530	3,378	3,051	34.1	48.5
Derivative fees and other income	2,506	7,003	2,543	(64.2)	(1.5)
Net gains (losses) on sales of loans	2,754	(880)	1,927	NM	42.9
Net gains on sales of available-for-sale investment securities	2,474	1,894	3,842	30.6	(35.6)
Net gains on sales of fixed assets	72,007	262	189	NM	NM
Other fees and operating income	5,405	7,237	5,609	(25.3)	(3.6)
Total noninterest income	$116,023	$48,800	$40,513	137.8%	186.4%
Noninterest expense:
Compensation and employee benefits	$84,603	$79,949	$71,837	5.8%	17.8%
Occupancy and equipment expense	15,640	15,834	14,415	(1.2)	8.5
Deposit insurance premiums and regulatory assessments	5,929	5,938	5,418	(0.2)	9.4
Legal expense	3,062	(9,873)	3,007	NM	1.8
Data processing	2,947	2,971	2,688	(0.8)	9.6
Consulting expense	1,919	3,715	8,452	(48.3)	(77.3)
Deposit related expenses	2,365	2,719	2,320	(13.0)	1.9
Computer software expense	3,968	3,647	2,741	8.8	44.8
Other operating expense	16,463	20,428	19,469	(19.4)	(15.4)
Amortization of tax credit and other investments	14,360	22,667	14,155	(36.6)	1.4
Amortization of core deposit intangibles	1,817	1,909	2,104	(4.8)	(13.6)
Total noninterest expense	$153,073	$149,904	$146,606	2.1%	4.4%

NM Not Meaningful.

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
($ in thousands)
(unaudited)
Table 4

Average Balances	Quarter Ended			March 31, 2017 % Change
	March 31, 2017	December 31, 2016	March 31, 2016	Qtr-o-Qtr	Yr-o-Yr
Loans:
Real estate - commercial	$8,144,892	$7,869,979	$7,706,559	3.5%	5.7%
Real estate - land and construction	673,441	734,081	646,555	(8.3)	4.2
Commercial	9,954,311	9,454,884	8,859,806	5.3	12.4
Real estate - single-family	3,553,488	3,407,615	3,055,891	4.3	16.3
Real estate - multifamily	1,655,048	1,467,978	1,522,653	12.7	8.7
Consumer	2,105,998	2,098,659	2,027,809	0.3	3.9
Total loans (1)	$26,087,178	$25,033,196	$23,819,273	4.2%	9.5%

Investment securities	$3,260,004	$3,551,863	$3,264,801	(8.2)%	(0.1)%
Interest-earning assets	$33,095,396	$32,736,669	$30,598,462	1.1%	8.2%
Total assets	$34,928,031	$34,679,137	$32,486,723	0.7%	7.5%

Customer deposits:
Noninterest-bearing demand	$10,112,174	$10,159,022	$8,769,752	(0.5)%	15.3%
Interest-bearing checking	3,598,809	3,641,320	3,359,498	(1.2)	7.1
Money market	7,942,833	8,157,508	7,425,797	(2.6)	7.0
Savings	2,284,116	2,284,282	1,961,413	—	16.5
Total core deposits	23,937,932	24,242,132	21,516,460	(1.3)	11.3
Time deposits	5,771,387	5,584,838	6,302,152	3.3	(8.4)
Total deposits	$29,709,319	$29,826,970	$27,818,612	(0.4)%	6.8%

Interest-bearing liabilities	$20,786,169	$20,522,442	$19,966,312	1.3%	4.1%
Stockholders’ equity	$3,493,396	$3,423,405	$3,181,368	2.0%	9.8%

Selected Ratios (2)	Quarter Ended			March 31, 2017 Basis Point Change
	March 31, 2017	December 31, 2016	March 31, 2016	Qtr-o-Qtr	Yr-o-Yr
Return on average assets	1.97%	1.27%	1.33%	70 bps	64 bps
Adjusted return on average assets (3)	1.49%	1.27%	1.33%	22	16
Return on average equity	19.71%	12.87%	13.59%	684	612
Adjusted return on average equity (3)	14.88%	12.87%	13.59%	201	129
Return on average tangible equity (3)	23.21%	15.26%	16.49%	795	672
Adjusted return on average tangible equity (3)	17.57%	15.26%	16.49%	231	108
Interest rate spread	3.11%	3.10%	3.15%	1	(4)
Net interest margin	3.33%	3.31%	3.32%	2	1
Adjusted net interest margin (3)	3.29%	3.17%	3.13%	12	16
Yield on average interest-earning assets	3.71%	3.67%	3.63%	4	8
Cost of interest-bearing deposits	0.49%	0.48%	0.41%	1	8
Cost of deposits	0.32%	0.31%	0.28%	1	4
Cost of funds	0.40%	0.38%	0.34%	2	6
Adjusted pre-tax, pre-provision profitability ratio (3)	2.09%	2.10%	2.01%	(1)	8
Adjusted noninterest expense/average assets (3)	1.59%	1.59%	1.61%	—	(2)
Adjusted efficiency ratio (3)	43.25%	43.16%	44.53%	9 bps	(128) bps

(1)	Includes average balances of ASC 310-30 discount of $48.6 million, $54.7 million and $76.7 million for the quarters ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively.

(2)	Annualized except for efficiency ratio.

(3)	See reconciliation of the GAAP to non-GAAP financial measures in Table 9, 10, 11 and 12.

EAST WEST BANCORP, INC.
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 5

	Quarter Ended
	March 31, 2017			December 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$1,676,333	$5,116	1.24%	$2,264,787	$4,486	0.79%
Resale agreements (2)	1,997,222	9,468	1.92%	1,814,130	8,068	1.77%
Investment securities	3,260,004	15,247	1.90%	3,551,863	15,966	1.79%
Loans (3)	26,087,178	272,061	4.23%	25,033,196	272,188	4.33%
FHLB and Federal Reserve Bank stock	74,659	777	4.22%	72,693	1,419	7.77%
Total interest-earning assets	33,095,396	302,669	3.71%	32,736,669	302,127	3.67%

Noninterest-earning assets:
Cash and due from banks	388,410			410,919
Allowance for loan losses	(263,957)			(258,978)
Other assets	1,708,182			1,790,527
Total assets	$34,928,031			$34,679,137

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,598,809	$3,587	0.40%	$3,641,320	$3,582	0.39%
Money market deposits	7,942,833	8,436	0.43%	8,157,508	7,799	0.38%
Savings deposits	2,284,116	1,329	0.24%	2,284,282	1,512	0.26%
Time deposits	5,771,387	10,320	0.73%	5,584,838	10,623	0.76%
Federal funds purchased and other short-term borrowings	55,329	413	3.03%	44,079	323	2.92%
FHLB advances	600,736	2,030	1.37%	321,357	1,432	1.77%
Repurchase agreements (2)	346,667	3,143	3.68%	297,826	2,863	3.82%
Long-term debt	186,292	1,289	2.81%	191,232	1,291	2.69%
Total interest-bearing liabilities	20,786,169	30,547	0.60%	20,522,442	29,425	0.57%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,112,174			10,159,022
Accrued expenses and other liabilities	536,292			574,268
Stockholders’ equity	3,493,396			3,423,405
Total liabilities and stockholders’ equity	$34,928,031			$34,679,137

Interest rate spread			3.11%			3.10%
Net interest income and net interest margin		$272,122	3.33%		$272,702	3.31%
Adjusted net interest income and net interest margin (4)		$268,889	3.29%		$261,101	3.17%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes average balances of ASC 310-30 discount of $48.6 million and $54.7 million for the quarters ended March 31, 2017 and December 31, 2016, respectively.

(4)	See reconciliation of the GAAP to non-GAAP financial measures in Table 11.

EAST WEST BANCORP, INC.
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Quarter Ended
	March 31, 2017			March 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$1,676,333	$5,116	1.24%	$2,052,787	$3,965	0.78%
Resale agreements (2)	1,997,222	9,468	1.92%	1,379,121	6,677	1.95%
Investment securities	3,260,004	15,247	1.90%	3,264,801	11,193	1.38%
Loans (3)	26,087,178	272,061	4.23%	23,819,273	253,542	4.28%
FHLB and Federal Reserve Bank stock	74,659	777	4.22%	82,480	795	3.88%
Total interest-earning assets	33,095,396	302,669	3.71%	30,598,462	276,172	3.63%

Noninterest-earning assets:
Cash and due from banks	388,410			357,714
Allowance for loan losses	(263,957)			(264,217)
Other assets	1,708,182			1,794,764
Total assets	$34,928,031			$32,486,723

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$3,598,809	$3,587	0.40%	$3,359,498	$2,826	0.34%
Money market deposits	7,942,833	8,436	0.43%	7,425,797	6,303	0.34%
Savings deposits	2,284,116	1,329	0.24%	1,961,413	1,009	0.21%
Time deposits	5,771,387	10,320	0.73%	6,302,152	9,159	0.58%
Federal funds purchased and other short-term borrowings	55,329	413	3.03%	1,730	9	2.09%
FHLB advances	600,736	2,030	1.37%	562,489	1,500	1.07%
Repurchase agreements (2)	346,667	3,143	3.68%	147,253	1,926	5.26%
Long-term debt	186,292	1,289	2.81%	205,980	1,236	2.41%
Total interest-bearing liabilities	20,786,169	30,547	0.60%	19,966,312	23,968	0.48%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	10,112,174			8,769,752
Accrued expenses and other liabilities	536,292			569,291
Stockholders’ equity	3,493,396			3,181,368
Total liabilities and stockholders’ equity	$34,928,031			$32,486,723

Interest rate spread			3.11%			3.15%
Net interest income and net interest margin		$272,122	3.33%		$252,204	3.32%
Adjusted net interest income and net interest margin (4)		$268,889	3.29%		$238,857	3.13%

(1)	Annualized.

(2)	Average balances of resale and repurchase agreements are reported net, pursuant to ASC 210-20-45, Balance Sheet Offsetting.

(3)	Includes average balances of ASC 310-30 discount of $48.6 million and $76.7 million for the quarters ended March 31, 2017 and 2016, respectively.

(4)	See reconciliation of the GAAP to non-GAAP financial measures in Table 11.

EAST WEST BANCORP, INC.
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 7

	Quarter Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Non-Purchased Credit Impaired (“Non-PCI”) Loans
Allowance for non-PCI loans, beginning of period	$260,402	$255,656	$264,600
Provision for loan losses on non-PCI loans	8,046	12,707	417
Net (recoveries) charge-offs:
Commercial real estate	(445)	(741)	(41)
Commercial	6,602	9,584	5,174
Real estate - single-family	(11)	(222)	116
Real estate - multifamily	(567)	(607)	(76)
Consumer	(138)	(53)	(66)
Total net charge-offs	5,441	7,961	5,107
Allowance for non-PCI loans, end of period	263,007	260,402	259,910
Purchased Credit Impaired (“PCI”) Loans
Allowance for PCI loans, beginning of period	118	156	359
Reversal of provision for loan losses on PCI loans	(31)	(38)	(31)
Allowance for PCI loans, end of period	87	118	328
Allowance for loan losses	263,094	260,520	260,238
Unfunded Credit Facilities
Allowance for unfunded credit reserves, beginning of period	16,121	18,329	20,360
(Reversal of) provision for unfunded credit reserves	(947)	(2,208)	1,054
Allowance for unfunded credit reserves, end of period	15,174	16,121	21,414
Allowance for credit losses	$278,268	$276,641	$281,652

EAST WEST BANCORP, INC.
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 8

Non-PCI Nonperforming Assets	March 31, 2017	December 31, 2016	March 31, 2016

Nonaccrual loans:
Real estate - commercial	$33,716	$26,907	$52,978
Real estate - land and construction	4,500	5,326	6,195
Commercial	92,093	81,256	72,816
Real estate - single-family	5,643	4,214	11,412
Real estate - multifamily	2,222	2,984	14,799
Consumer	2,981	2,130	4,693
Total nonaccrual loans	141,155	122,817	162,893
OREO, net	3,602	6,745	6,099
Total nonperforming assets	$144,757	$129,562	$168,992

Credit Quality Ratios	March 31, 2017	December 31, 2016	March 31, 2016

Non-PCI nonperforming assets to total assets (1)	0.41%	0.37%	0.51%
Non-PCI nonaccrual loans to loans held-for-investment (1)	0.53%	0.48%	0.69%
Allowance for loan losses to loans held-for-investment (1)	0.99%	1.02%	1.10%
Allowance for loan losses to non-PCI nonaccrual loans	186.39%	212.12%	159.76%
Net charge-offs (2) to average loans held-for-investment	0.08%	0.13%	0.09%

(1)	Total assets and loans held-for-investment include PCI loans of $611.7 million, $642.4 million and $866.8 million as of March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

(2)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 9

As previously disclosed on the March 30, 2017 Form 8-K, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million during the first quarter of 2017. The table below shows the computation of the diluted earnings per common share excluding the after-tax effect of the gain on sale of the commercial property, return on assets excluding the after-tax effect of the gain on sale of the commercial property and return on equity excluding the after-tax effect of the gain on sale of the commercial property. Management believes that eliminating the effects of the gain on sale of the commercial property makes it easier to analyze the results by presenting them on a more comparable basis.

		Quarter Ended
		March 31, 2017	December 31, 2016	March 31, 2016
Net income	(a)	$169,736	$110,734	$107,516
Less: Gain on sale of the commercial property, net of tax (1)	(b)	(41,526)	—	—
Adjusted net income	(c)	$128,210	$110,734	$107,516

Diluted weighted average number of shares outstanding	(d)	145,732	145,428	144,803

Diluted EPS	(a)/(d)	$1.16	$0.76	$0.74
Diluted EPS impact of gain on sale of the commercial property, net of tax	(b)/(d)	(0.28)	—	—
Adjusted diluted EPS		$0.88	$0.76	$0.74

Average total assets	(e)	$34,928,031	$34,679,137	$32,486,723
Average stockholders’ equity	(f)	$3,493,396	$3,423,405	$3,181,368
Return on average assets (2)	(a)/(e)	1.97%	1.27%	1.33%
Adjusted return on average assets (2)	(c)/(e)	1.49%	1.27%	1.33%
Return on average equity (2)	(a)/(f)	19.71%	12.87%	13.59%
Adjusted return on average equity (2)	(c)/(f)	14.88%	12.87%	13.59%

(1)	Applied statutory tax rate of 42.05%.

(2)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 10

Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of net interest income and adjusted noninterest income less adjusted noninterest expense, divided by average total assets. Adjusted noninterest income excludes the gain on sale of the commercial property (where applicable). Adjusted noninterest expense excludes the reversal of a legal accrual (where applicable), the amortization of tax credit and other investments and the amortization of core deposit intangibles. The ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Quarter Ended
		March 31, 2017	December 31, 2016	March 31, 2016
Net interest income before provision for credit losses	(a)	$272,122	$272,702	$252,204
Total noninterest income		116,023	48,800	40,513
Less: Gain on sale of the commercial property		(71,654)	—	—
Adjusted noninterest income	(b)	$44,369	$48,800	$40,513
Net interest income and adjusted noninterest income	(a)+(b) = (c)	$316,491	$321,502	$292,717

Total noninterest expense		$153,073	$149,904	$146,606
Less: Legal accrual reversal		—	13,417	—
Amortization of tax credit and other investments		(14,360)	(22,667)	(14,155)
Amortization of core deposit intangibles		(1,817)	(1,909)	(2,104)
Adjusted noninterest expense	(d)	$136,896	$138,745	$130,347

Adjusted pre-tax, pre-provision income	(c)-(d) = (e)	$179,595	$182,757	$162,370
Average total assets	(f)	$34,928,031	$34,679,137	$32,486,723
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	2.09%	2.10%	2.01%
Adjusted noninterest expense (1)/average assets	(d)/(f)	1.59%	1.59%	1.61%

Adjusted efficiency ratio represents adjusted noninterest expense divided by the aggregate of net interest income and adjusted noninterest income. The Company believes that presenting the adjusted efficiency ratio shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. This provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Quarter Ended
		March 31, 2017	December 31, 2016	March 31, 2016
Adjusted noninterest expense	(g)	$136,896	$138,745	$130,347
Net interest income and adjusted noninterest income	(h)	$316,491	$321,502	$292,717
Adjusted efficiency ratio	(g)/(h)	43.25%	43.16%	44.53%

(1)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11

The Company believes that presenting the adjusted average loan yields and adjusted net interest margin that exclude the ASC 310-30 impacts provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Quarter Ended
Yield on Average Loans		March 31, 2017	December 31, 2016	March 31, 2016
Interest income on loans	(a)	$272,061	$272,188	$253,542
Less: ASC 310-30 discount accretion income		(3,233)	(11,601)	(13,347)
Adjusted interest income on loans	(b)	$268,828	$260,587	$240,195

Average loans	(c)	$26,087,178	$25,033,196	$23,819,273
Add: ASC 310-30 discount		48,566	54,664	76,736
Adjusted average loans	(d)	$26,135,744	$25,087,860	$23,896,009

Average loan yields (1)	(a)/(c)	4.23%	4.33%	4.28%
Adjusted average loan yields (1)	(b)/(d)	4.17%	4.13%	4.04%

Net Interest Margin
Net interest income	(e)	$272,122	$272,702	$252,204
Less: ASC 310-30 discount accretion income		(3,233)	(11,601)	(13,347)
Adjusted net interest income	(f)	$268,889	$261,101	$238,857

Average interest-earning assets	(g)	$33,095,396	$32,736,669	$30,598,462
Add: ASC 310-30 discount		48,566	54,664	76,736
Adjusted average interest-earning assets	(h)	$33,143,962	$32,791,333	$30,675,198

Net interest margin (1)	(e)/(g)	3.33%	3.31%	3.32%
Adjusted net interest margin (1)	(f)/(h)	3.29%	3.17%	3.13%

(1)	Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratios are non-GAAP disclosures. Tangible equity represents stockholders’ equity which has been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios are more prevalent in the banking industry, and used by banking regulators and analysts, the Company has included them for discussion.

		March 31, 2017	December 31, 2016	March 31, 2016
Stockholders’ equity		$3,565,954	$3,427,741	$3,216,781
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets (1)		(33,843)	(35,670)	(39,676)
Tangible equity	(a)	$3,062,678	$2,922,638	$2,707,672

Total assets		$35,342,126	$34,788,840	$33,109,169
Less: Goodwill		(469,433)	(469,433)	(469,433)
Other intangible assets (1)		(33,843)	(35,670)	(39,676)
Tangible assets	(b)	$34,838,850	$34,283,737	$32,600,060
Tangible equity to tangible assets ratio	(a)/(b)	8.79%	8.52%	8.31%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effect of the amortization of core deposit intangibles, the after-tax effect of the amortization of mortgage servicing assets and the after-tax effect of the gain on sale of the commercial property.

		Quarter Ended
		March 31, 2017	December 31, 2016	March 31, 2016
Net Income		$169,736	$110,734	$107,516
Add: Amortization of core deposit intangibles, net of tax (2)		1,053	1,106	1,219
Amortization of mortgage servicing assets, net of tax (2)		266	106	763
Tangible net income	(c)	$171,055	$111,946	$109,498
Less: Gain on sale of the commercial property, net of tax(2)		(41,526)	—	—
Adjusted tangible net income	(d)	$129,529	$111,946	$109,498

Average stockholders’ equity		$3,493,396	$3,423,405	$3,181,368
Less: Average goodwill		(469,433)	(469,433)	(469,433)
Average other intangible assets (1)		(34,987)	(36,354)	(40,946)
Average tangible equity	(e)	$2,988,976	$2,917,618	$2,670,989
Return on average tangible equity (3)	(c)/(e)	23.21%	15.26%	16.49%
Adjusted return on average tangible equity (3)	(d)/(e)	17.57%	15.26%	16.49%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)	Applied statutory tax rate of 42.05%.

(3)	Annualized.